SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMMISSION FILE NUMBER: ____________

GOLDEN PATRIOT, CORP.
(Exact name of small business issuer as specified in its charter)
Nevada		98-0216152
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

789 West Pender Street, Suite 1205, Vancouver, British Columbia, Canada		V6C 1H2
(Address of principal executive offices)		(Zip Code)
604.646-6906 (Issuer's Telephone Number, including Area Code)

Non-Qualified Stock Option Agreement with Conrad Clemiss

Non-Qualified Stock Option Agreement with David Derby

Non-Qualified Stock Option Agreement with Negar Towfigh

 (Full Title of the Plan)

Thomas E. Stepp, Jr.

STEPP LAW GROUP

32 Executive Road, Suite 105

Irvine, California 92614-6742

(Name and Address of Agent for Service)

949.660.9700

 (Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	2,100,000	$ 0.35	$735,000	$93.12

(1)

Consists of underlying shares pursuant to Non-Qualified Stock Option Agreements with Conrad Clemiss, David Derby and Negar Towfigh.

EXPLANATORY NOTE

Under cover of this Form S-8 is our Prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. Our Prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 2,100,000 "control securities" which may be issued, pursuant to the Stock Option Agreements between Golden Patriot, Corp. and each of Conrad Clemiss, our company's President and director, David Derby, a director and our CFO, and Negar Towfigh, our company's Secretary.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give the documents containing the information specified in Part I of Form S-8 to each of Conrad Clemiss, David Derby and Negar Towfigh as specified by the Securities and Exchange Commission Rule 428(b)(1) under the 1933 Act. We do not need to file these documents with the Securities and Exchange Commission either as part of the Registration Statement or as a prospectus or prospectus supplement under Rule 424 of the 1933 Act.

REOFFER PROSPECTUS

The date of this Prospectus is June 18, 2004

Golden Patriot, Corp.
Suite 1205, 789 West Pender Street
Vancouver, British Columbia V6C 1H2 Canada

2,100,000 Shares of Common Stock

This Prospectus relates to 2,100,000 shares of our common stock may be offered and resold from time to time by the selling stockholders identified in this Prospectus for their own accounts. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. Apart from receipt of the exercise price of the options, we will receive no part of the proceeds from sales made under this Prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common stock is traded on the OTC Bulletin Board under the symbol "GPTC".  On June 18, 2004, the last reported price of our common stock on such market was $0.40 per share.

THE COMMON SHARES OFFERED PURSUANT TO THE REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10 OF THIS PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Available Information

No person has been authorized in connection with the offering made hereby to give any information or to make an representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as have been authorized by the Company or any affiliate of the Company.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by any person in any jurisdiction in which it is unlawful to make such offer or solicitation.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is current as of any date subsequent to the date hereof.

Golden Patriot, Corp. (“we”, “us”, “our”) files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the United States Securities and Exchange Commission (“SEC”) at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.  Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov.

We have filed with the SEC a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act of 1933 with respect to the securities offered hereby (the “Registration Statement”).  This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For additional information, reference is made to the Registration Statement, including exhibits filed therewith.  Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information into the Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of the Registration Statement, except for any information superseded by information in the Registration Statement.

The following documents filed by us with the SEC are incorporated herein by reference:

(a)

Our latest Quarterly Report on Form 10-QSB for the quarter ended

January 31, 2004 filed with the SEC on March 19, 2004;

(b)

Our latest Quarterly Report on Form 10-QSB for the quarter ended

October 31, 2003 filed with the SEC on December 19, 2003;

(c)

Our latest Quarterly Report on Form 10-QSB/A for the quarter ended

July 31, 2003 filed with the SEC on February 18, 2004;

(c)

Our latest Annual Report on Form 10-KSB/A for the year ended April 30, 2003 filed with the SEC on February 18, 2004;

(d) All of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since November 26, 2001;

(e) The description of our common stock contained in the Registration Statement on Form 10-SB filed with the SEC on August 9, 2001, as amended on November 26, 2001; and

(f) All other reports (and documents) filed by us after the date of the Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing such documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this Prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in the Registration Statement shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained in this Prospectus or in any subsequently filed document that is also incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THIS PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, GOLDEN PATRIOT, CORP., SUITE 1205, 789 WEST PENDER STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1H2. OUR TELEPHONE NUMBER IS 604-646-6906.

Prospectus Summary

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this Prospectus.

Summary of Risk Factors

An investment in our common stock involves a number of risks which should be carefully considered and evaluated. These risks include:

(a) the fact that our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development;

(b) the fact that our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to raise significant additional financing;

(c) that fact that we have suffered recurring losses from operations and have negative working capital and that these circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report issued in connection with our financial statements for the years ended April 30, 2002 and 2003;

(d) the fact that in order to explore and develop our mineral properties we will require substantial funds; and

(e) the fact that exploration for economic reserves of gold, silver and copper are subject to a number of risk factors.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 10 of this Prospectus.

Forward Looking Statements

This Prospectus contains forward-looking statements of our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", "estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Description of Business

Our Development

We were originally incorporated as Herrimen Oil & Gas Inc. on November 24, 1998 under the laws of the State of Nevada.  We amended our Articles of Incorporation on April 2, 2003 to change our name to Boundaries Capital, Inc.  On October 10, 2003 we amended our Articles of Incorporation to change our name to Golden Patriot, Corp.

Our Current Business

We were originally in the business of exploring, and if warranted, developing oil and gas properties.  On September 29, 2003, Brothers Oil & Gas Inc. and we mutually terminated our option on the 18 R Well and the 61-9 Well, as well as our right to participate in the Pulv & Olsece Horizons, all of which are located in the Pioneer Canal project located in Kern County, California.

On September 29, 2003, we entered into a mining lease agreement on a Nevada mineral exploration property from Scoonover Exploration LLC. (“Scoonover”).  The Dun Glen prospect consists of 28 mining claims covering approximately 700 acres.  The definitive agreement gives us lease rights to a 100% interest in the property contingent upon certain annual payments being made to Scoonover.  Scoonover retained a net smelter royalty interest ranging from 2% to 4% depending on the claim. We may terminate the agreement with 30 days notice.

On January 27, 2004, we entered into a contract whereby we purchased 100% interest in 30 mineral claims within the Sierra Mining District of the East Range, southwest of Winnemucca. The claims form a buffer around existing properties that comprise the Dun Glen project bringing our total claims held to 58.  The Sierra Claims possess significant potential for gold resources additional to those postulated for the Dun Glen. Numerous gold-mineralized, quartz veins cutting lithologies identical to those of the Dun Glen project imply that bonanza-grade gold deposits may occur in the Sierra Claims.

We are exploring the Dun Glen prospect (which includes the Sierra Mining District) and we intend to develop it, in one comprehensive work program, however, our ability to do so is contingent on raising or borrowing sufficient fund in order to meet future cash calls.

Our geologist is expecting this work program to cost up to $450,000 over the next twelve months.

The exploration work on the Dun Glen property is intended to occur over the next twelve months in two phases.  The first is a “Scientific Investigations” phase consisting of the current geochemical plus geophysical and alteration studies necessary to target the best areas for future drilling.  The purpose of the first phase is to gain the necessary approvals for conducting ground work on-site at Dun Glen and to determine the best drill targets for future core drilling. On May 24, 2004, we initiated the first phase of the exploration work on the Dun Glen property.  Samples have been collected and sent to ALS Chemex for assay.  Results are expected back next week.  The sampling at Dun Glen is around areas with high-grade values and historic production.  Geophysics have also begun. The survey will help establish the continuity and locate extensions of the vein system.

The second phase comprises of the core drilling program.  Starting dates for the drilling is anticipated to be August 2004, depending on weather, permitting, ground conditions as well as rig availability.

We received a quitclaim deed from Scoonover whereby we acquired a 100% interest in 16 mineral claims covering 320 acres in north central Nevada, known as the Debut.  The Debut property is located 96 miles south east of Elko Nevada on the west flank of the West Buttes Range in the Delker Mining District Elko County, Nevada. The property is due north and on trend from Placer Domes Bald Mountain deposit. The Debut prospect is an intrusive related sediment-hosted gold-copper system that holds potential for shallow, economic gold mineralization.

We intend to explore and develop this property in a comprehensive work program, however, our ability to do so is contingent on finding a joint venture partner who would aid us in meeting future cash calls.  Our geologist is expecting this work program to cost up to $366,000 over the next twelve months.

On March 1, 2004, we entered into an acquisition agreement with Scoonover, whereby we acquired all of the assets of Scoonover, consisting of numerous unpatented lode mineral claims and net smelter royalties (“NSR”) located throughout five properties in North central Nevada.  The acquisition included a 100% ownership in the Goldview project consisting of seventy six claims and the NSR in the Battle Mountain-Eureka Trend.  The acquisition also includes an NSR on the Dun Glen and Debut properties of which we had previously acquired fifty eight mineral claims and sixteen mineral claims, throughout these two properties respectively.  We also acquired an NSR and twenty mineral claims on the SMH copper gold property and an NSR on the Roxy Silver property.

We are currently actively seeking out one or more potential joint venture partners to develop and explore our existing properties.

Risk Factors

Much of the information included in the Registration Statement includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Our shares of common stock are considered speculative while we proceed with our commitments under our various mineral properties.  Prospective investors should consider carefully the risk factors set out below.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing mineral properties. Our properties are in the exploration stage only and are without known mineral reserves. Accordingly, we have not realized a profit from our operations to date.

Our ability to explore and, if warranted, develop our properties will be dependent upon our ability to raise funds.   We have limited cash reserves and we are dependent on raising significant funds in order to continue to operate and to pay our debts. In the event we are unable to raise significant funds, our properties may be lost entirely.

There is substantial doubt about our ability to continue as a going concern due to the losses incurred since inception, our stockholders' deficiency, and lack of substantial revenues.  We anticipate that we may require financing in order to explore, and if warranted, develop our mineral properties.  If required, any such financing may not be available upon terms and conditions acceptable to us, if at all. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us could have a materially adverse effect upon us.  If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders is likely to result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the development of any business opportunity that we acquire. Inadequate funding could also impair our ability to compete in the marketplace, which may result in our dissolution.

Our decision as to whether each of our properties contain commercial reserves and should be brought into production will require substantial funds and depend upon the results of exploration programs. This decision will involve consideration and evaluation of several significant factors, including, but not limited to: (1) costs of bringing a property into production, including exploration and development work, and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) market prices for gold, silver, and copper; (5) environmental compliance regulations and restraints; and (6) political climate, governmental regulation and control.

We maintain our accounts in US and Canadian currencies and are therefore subject to currency fluctuations and such fluctuations may materially affect our financial position and results. We do not engage in currency hedging activities.

We could experience rapid growth in revenues, personnel, complexity of administration and in other areas. We may not be adequately equipped to manage the significant strains that future growth may place on our administrative infrastructure, systems, and controls. If we are unable to manage future growth effectively, our business, operating results and financial condition may be materially adversely affected.

We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we may not be able to continue to do so.

In addition to their interest in our business, certain of our directors and/or officers are currently engaged, and intend to engage in the future, in the business of acquiring, developing and exploiting mineral properties independent of us. Conrad Clemiss, David Derby, E.L. Hunsaker III, and Negar Towfigh are all directors and/or officers who have a conflicts of interest  with us.  As a result, conflicts of interest between us and our directors and officers exist.  These directors and officers are required by law to act honestly and in good faith with a view to our best interests and to disclose any interest which they may have in any project or opportunity  to us, however, the risk to us is that they are also required by law to act honestly and in good faith with a view to the best interests of other companies of which they are directors, officers and/or shareholders.

Our shares are subject to rules promulgated by the SEC relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000.  We are subject to “penny stock” rules as our common stock is a penny stock.  These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell our common stock, which is a “penny stock”, and may affect the ability of purchasers to sell such common stock in the secondary market.

Our shares of common stock are currently publicly traded on the Over-the-Counter Bulletin Board (“OTCBB”) Quotation Service maintained by National Association of Securities Dealers, Inc. The trading price of our shares of common stock has been subject to fluctuations. Trading prices of our shares of common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices previously experienced by our shares of common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our shares of common stock, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Our Articles of Incorporation and Bylaws also contain extensive indemnification provisions, which permit us to indemnify our officers and directors to the maximum extent provided by Nevada law.  Pursuant to our Articles of Incorporation and under Nevada law, our directors and officers are generally not liable to us or our shareholders for damages as a result of any act or failure to act in their capacities as directors or officers unless it is proven that: (i) the act or failure to act of any such officer or director constitutes a breach of his or her fiduciary duties; and (ii) his or her breach of those duties involve intentional misconduct, fraud or a knowing violation of law.

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION,  INDEMNIFICATION FOR  LIABILITIES  ARISING  PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Our Amended Articles of Incorporation authorize the issuance of 150,000,000 shares of common stock, each with a par value of $0.001. In the event that we are required to issue any additional shares, investors' interests in our company will be diluted.  If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Risks Relating to the Industry

We have no known mineral reserves and we may not find any mineral resources, or if we find mineral resources, the deposits may be uneconomic or production from those deposits may not be profitable.

Weather conditions and climate may make access to our properties difficult.  While we plan to conduct exploration year round, weather constraints could impact the access and efficiency of our exploration programs.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment, such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

The potential profitability of mineral properties is dependent upon many factors beyond our control. For instance, world prices and markets for gold, silver and copper are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

The mineral resource industry is intensely competitive. We compete with numerous individuals and companies, including many major gold, silver and copper companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable mining leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.

The marketability of mineral resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in gold, silver and copper pricing and demand, the proximity and capacity of mineral resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of gold, silver and copper, and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business.  The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or become profitable.

Use of Proceeds

Apart from receipt of the exercise price of the related options, we will not receive any of the proceeds from the sale of any of the 2,100,000 shares of common stock by Conrad Clemiss, David Derby and Negar Towfigh.

Selling Stockholders

The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling stockholder after the sale of the shares offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this Prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling stockholders sell all of the shares offered with this Prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders. As of June 18, 2004, there were 71,964,495 common shares in our issued and outstanding stock.

Selling Stockholder	Number of Shares Beneficially Owned(2)	Number of Shares Subject to Options (3)	Shares Being Registered	Percentage of Shares Beneficially Owned(4)
				Before Offering	After Offering
Conrad Clemiss (1)	750,000	750,000	750,000	Nil	0.9
David Derby(5)	750,000	750,000	750,000	Nil	0.9
Negar Towfigh(6)	600,000	600,000	600,000	Nil	0.8

(1) Mr. Clemiss was appointed a director on February 19, 1999 and our President on September 29, 2003.

(2) Represents shares owned beneficially by each selling stockholder, including shares that he or she has the right to acquire within 60 days of the date of this Prospectus.

(3) Includes shares of our common stock underlying options granted to each selling stockholder, whether or not exercisable as of, or within 60 days of, the date of this Prospectus.

(4) Based on 71,964,495 shares outstanding as of June 18, 2004.

 (5) Mr. Derby was appointed as a director and our Chief Financial Officer on October 1, 2003.

(6) Miss. Towfigh was appointed our Secretary on February 19, 1999.

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM EACH OF THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELL ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY EACH SELLING STOCKHOLDER AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH HE OR SHE PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

Plan of Distribution

The selling stockholders may sell the 2,100,000 common shares for value from time to time under this Prospectus in one or more transactions on the OTCBB, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common shares, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

There is no assurance that the selling stockholders will sell all or any portion of the shares offered.

We will pay all expenses in connection with this offering and, apart from receipt of the exercise price of the related options, we will not receive any proceeds from sales of any shares by the selling stockholders.

Experts

The financial statements as of April 30, 2003, 2002 and 2001 and for each of the years in the three-year period ended April 30, 2003, are incorporated by reference in this Prospectus in reliance on the report of Amisano Hanson CA’s, independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

Legal Matters

The validity of the common shares offered by this Prospectus will be passed upon for us and the selling stockholders by Stepp Law Group, Irvine, California, USA.

Disclosure of SEC Position on Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate the following documents by reference in this Prospectus:

(a)

Our latest Quarterly Report on Form 10-QSB for the quarter ended

January 31, 2004 filed with the SEC on March 19, 2004;

(b)

Our latest Quarterly Report on Form 10-QSB for the quarter ended

October 31, 2003 filed with the SEC on December 19, 2003;

(c)

Our latest Quarterly Report on Form 10-QSB/A for the quarter ended

July 31, 2003 filed with the SEC on February 18, 2004;

(d) Our latest Annual Report on Form 10-KSB/A for the year ended April 30, 2003 filed with the SEC on February 18, 2004;

(e) All of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since November 26, 2001;

(f) The description of our common stock contained in the Registration Statement on Form 10-SB filed with the SEC on August 9, 2001, as amended on November 26, 2001; and

(g) All other reports (and documents) filed by us after the date of the Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing such documents.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THIS PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, GOLDEN PATRIOT, CORP., SUITE 1205, 789 WEST PENDER STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1H2. OUR TELEPHONE NUMBER IS 604-646-6906.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No “expert”, as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our “counsel”, as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the registrant, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of the Registration Statement.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and shareholders and other items.  Our Articles of Incorporation and Bylaws also contain extensive indemnification provisions, which permit us to indemnify our officers and directors to the maximum extent provided by Nevada law.  Pursuant to our Articles of Incorporation and under Nevada law, our directors and officers are generally not liable to us or our shareholders for damages as a result of any act or failure to act in their capacities as a directors or officers unless it is proven that: (i) the act or failure to act of any such officer or director constituted a breach of his or her fiduciary duties; and (ii) his or her breach of those duties involve intentional misconduct, fraud or a knowing violation of law.

We have adopted a form of indemnification agreement for all of our directors and officers, which provides the indemnitee with the maximum indemnification allowed under applicable law.   Since the Nevada statutes are non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable.  The indemnification agreement provides a scheme of indemnification, which may be broader than that specifically provided by Nevada law.  It has not yet been determined, however, to what extent the indemnification expressly permitted by Nevada law may be expanded, and, therefore, the scope of indemnification provided by the indemnification agreement may be subject to future judicial interpretation.

The indemnification agreement provides that we are to indemnify an indemnitee, who is or was a party or becomes a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was one of our directors, officers, key employees or agents.  We are to advance all expenses, judgments, fines, penalties and amounts paid in settlement incurred by the indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above.  The indemnitee is to repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by us.  Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from our assets, thereby affecting a shareholder's investment.

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION,  INDEMNIFICATION FOR  LIABILITIES  ARISING  PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

3.1

Articles of Incorporation*

3.2

Certificate of Amendment to Articles of Incorporation on April 2, 2003**

3.3

Certificate of Amendment to Articles of Incorporation on October 15, 2003***

3.4

Bylaws*

5          Opinion of Stepp Law Group

10.1

2004 Non-Qualified Stock Option Plan****

10.2

2004 Non-Qualified Stock Option Agreement with Conrad Clemiss dated June 1, 2004

10.3

2004 Non-Qualified Stock Option Agreement with David Derby dated June 1, 2004

10.4

2004 Non-Qualified Stock Option Agreement with Negar Towfigh dated June 1, 2004

23.1

    Consent of Stepp Law Group (contained in its opinion filed as Exhibit 5 to the Registration Statement)

23.2

Consent of Amisano Hanson

*Filed as exhibits to our amended Registration Statement on Form 10-SB on November 26, 2001, and incorporated herein by this reference.

** Filed as an exhibit to our Annual Report on Form 10-KSB on July 29, 2003, and incorporated herein by this reference.

*** Filed as an exhibit to our Quarterly Report on Form 10-QSB on December 19, 2003, and incorporated herein by this reference.

**** Filed as an exhibit to our Registration Statement on Form S-8 on March 9, 2004 and incorporated herein by this reference.

Item 9. Undertakings.

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to specify in this Prospectus any facts or events occurring after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information specified in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the SEC pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the registrant pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act  (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies it has reasonable grounds to believe that the registrant satisfies all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on June 22, 2004.

GOLDEN PATRIOT, CORP.,

a Nevada corporation

/s/ Conrad Clemiss

_____________________

Conrad Clemiss

Director and President

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on June 22, 2004, who are the directors of the registrant’s board of directors and who shall administer and enforce the Stock Option Agreements with Conrad Clemiss, David Derby and Negar Towfigh.

Signature and Title

/s/ Conrad Clemiss

______________________

Conrad Clemiss

Director & President

/s/ David Derby

_____________________

David Derby

Director & CFO

/s/ E. L. Hunsaker III

_______________________

E.L. Hunsaker III

Director